Exhibit 32

SECTION 1350 CERTIFICATION

The undersigned certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.  The accompanying Transition Report on Form 10-KT for the transition period from January 1, 2025 to June 30, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.  The information contained in the accompanying Transition Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 28, 2025	/s/ Mark R. Jundt
Mark R. Jundt
Co-Chief Executive Officer
(principal co-executive officer)

Dated: August 28, 2025	/s/ Daniel C. Philp
Daniel C. Philp
Co-Chief Executive Officer
(principal co-executive officer)

Dated: August 28, 2025	/s/ Elizabeth E. McShane
Elizabeth E. McShane
Chief Financial Officer
(principal financial officer)